                                                                   EXHIBIT 10.17

                                    AGREEMENT

This Agreement is entered into as of June 3, 1999, between The Good Guys, Inc., a Delaware corporation (the "Company"), and (the "Employee").

                                    RECITALS

1. The Employee is currently employed by the Company.

2. The Company desires to provide the Employee with certain benefits should the Employee's employment by the Company terminate under certain circumstances following the date hereof.

NOW THEREFORE, the parties hereby agree as follows:

Definitions. For the purpose of this Agreement, the following terms shall have the meanings set forth below:

                  2.1      "Cause" shall mean the following:

                  (a) The Employee's willful misconduct or the Employee's commission of an act of fraud, misappropriation, harassment, or dishonesty;

                  (b)      The Employee's commission of any felony; or

                  (c) The habitual neglect by the Employee of the Employee's duties on behalf of the Company, after having been given reasonable notice of such neglect.

                  2.2 "Disability" shall mean the inability of the Employee, for a period of four consecutive months during any 12-month period, to perform the Employee's responsibilities incident to the Employee's employment, as determined by a physician selected by the Company and reasonably acceptable to the Employee.

                  2.3      "Good Reason" includes any of the following:

                  (a) A material diminution in the Employee's duties from the duties of the Employee immediately prior to the date hereof;

                  (b) A reduction in the Employee's base annual salary, as in effect immediately prior to the date hereof; or

                  (c) The Employee's relocation to a worksite requiring an increase in a one-way commute from Employee's residence of more than 35 miles.

3. Term of Agreement. This Agreement shall be effective as of the date first written above and shall terminate at the end of the day on June 30, 2001.

4. Severance Compensation. If prior to July 1, 2001, (i) the Company terminates the Employee's employment without Cause, other than a termination by reason of death or Disability, or (ii) the Employee terminates the Employee's employment with the Company for Good Reason, Employee shall be entitled to the following payments and benefits (subject only to the Employee then releasing the Company from any claims, statutory or otherwise, that the Employee may have):

                  (a) The Company shall pay the Employee an amount equal to the Employee's annual base salary in effect immediately prior to such termination, payable in a lump sum in cash within 10 days of the date of any such termination.

                  (b) For the 12 months immediately following any such termination, the Company shall pay the cost of continuation of existing disability and life insurance for the Employee. The Company shall also pay during such 12 month period the cost of continuing the Employee's medical coverage under the provisions of COBRA, subject to the Employee's paying the prevailing associate rate towards that coverage. Employee's entitlement to benefits under this subparagraph (c) shall terminate upon the Employee's taking new employment; Employee agrees to promptly notify the Company of any such new employment.

                  (c) The Company shall pay up to $12,000 for outplacement services for Employee and the Employee shall be entitled to keep the laptop computer presently in the Employee's possession.

5. Other Benefits. Neither this Agreement nor the compensation provided for herein shall result in the reduction of any amounts otherwise payable to the Employee under the terms of any existing benefit plans of the Company or affect the Employee's entitlement to any benefits that have accrued and are owing to Employee as of the time of termination of the Employee's employment.

6. Employment Status. This Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Employee as an employee.

7. Withholding. Compensation to the Employee under this Agreement shall be reduced by all federal, state, local and other withholdings or similar taxes as required by applicable law.

8. Entire Agreement: Modifications. This Agreement is the entire agreement between the parties with respect to severance pay and supersedes all prior agreements to the extent of any provisions therein relating to severance pay, and may be amended, modified, superseded or canceled, or its terms waived, only by a written instrument executed by each party or, in the case of a waiver, by the party waiving compliance.

9. Benefit. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

10. Applicable Law. This Agreement shall be construed under and governed by the laws of the State of California without regard or reference to the rules of conflicts of law that would require the application of the laws of any other jurisdiction.

11. Attorneys Fees. In the event of any dispute hereunder, the prevailing party shall be entitled to reasonable attorney's fees.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Dated:
       ----------------                -----------------------------------------
                                       Employee/Title

Dated:
       ----------------                -----------------------------------------
                                       Robert A. Gunst, President and
                                       Chief Executive Officer
                                       For The Good Guys! Inc.